EXHIBIT 5.2

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130-3002 o: 858.350.2300 f: 858.350.2399

October 9, 2020

Artelo Biosciences, Inc.

888 Prospect Street, Suite 210

La Jolla, California 92037

Re:	Registration Statement on Form S-1 (Reg. No. 333-249083)

Ladies and Gentlemen:

We have acted as counsel to Artelo Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (Reg. No. 333-249083) filed by the Company pursuant to Rule 462(b) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company of up to an additional $1,265,000 of units, each consisting of one share of its common stock, par value $0.001 per share (“Shares”) and one warrant to purchase one Share (the “Common Stock Warrants”) (collectively, the “Units”); (ii) up to an additional $68,750 in warrants to purchase Shares (the “Underwriter Warrants” and, together with the Common Stock Warrants, the “Warrants”) and (iii) the Shares issuable upon the exercise of the Underwriter Warrants (the “Underwriter Shares”). The Units, the Warrants, the Underwriter Shares, and the Shares underlying the Units are collectively referred to herein as the “Securities.”

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We express no opinion herein as to the laws of any state or jurisdiction other than New York and the federal laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Artelo Biosciences, Inc.

October 9, 2020

Based upon and subject to the foregoing, we are of the opinion that when the Underwriter Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the circumstances contemplated by the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement, they will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Sincerely,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation